UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_________________________________________________________________

Date of Report (Date of earliest event reported):  December 5, 2008

Anaren, Inc.

 (Exact name of registrant as specified in charter)

New York	000-06620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York	13057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (315) 432-8909

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

New Independent Accountant.

As a result of a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee”) of Anaren, Inc. (“Anaren” or “the Company”), the Audit Committee approved the change in the Company’s auditors and engagement of Deloitte & Touche, LLP (“Deloitte”) as Anaren’s new independent registered public accounting firm.  Deloitte was formally engaged by the Audit Committee on December 8, 2008 as the Company’s independent registered public accounting firm for Anaren’s fiscal year ending June 30, 2009.

During Anaren’s two most recent fiscal years ended June 30, 2007 and 2008, and during the subsequent interim period prior to the engagement of Deloitte, neither the Company nor anyone on its behalf consulted with Deloitte regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Anaren’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by Anaren in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (within the meaning of Item 304(a)(1)(v) of Regulation S-K).  In deciding to select Deloitte, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte, and concluded that Deloitte has no commercial relationship with the Company that would impair its independence.

Previous Independent Accountant.

On December 5, 2008, the Audit Committee dismissed KPMG LLP (“KPMG”) as Anaren’s independent registered public accounting firm.

The audit reports of KPMG on the consolidated financial statements of Anaren as of and for the fiscal years ended June 30, 2008 and 2007, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of Anaren as of and for the fiscal years ended June 30, 2008 and 2007, contained a separate paragraph stating that : “As  discussed  in note 2 to the  consolidated  financial  statements,  the Company adopted  Financial  Accounting  Standards Board  Interpretation  No. 48, Accounting for Uncertainty in Income Taxes, effective July 1, 2007, Statement of Financial  Accounting  Standards  No.  158,  Employers'  Accounting  for Defined Benefit  Pension and Other  Postretirement  Plans,  effective June 30, 2007, and Securities  and  Exchange   Commission  Staff   Accounting   Bulletin  No.  108,
Considering   the Effects of Prior Year   Misstatements   when   Quantifying Misstatements in the Current Year Financial Statements, effective July 1, 2006.”

The audit reports of KPMG on the effectiveness of Anaren’s internal control over financial reporting as of June 30, 2008 and 2007 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report, dated September 28, 2007, on Anaren’s internal control over financial reporting as of June 30, 2007, expressed an adverse opinion on the effectiveness of Anaren’s internal control over financial reporting as of June 30, 2007 because of the effects of material weaknesses on the achievement of the objectives of the control criteria, and contains an explanatory paragraph that states the following material weaknesses existed at June 30, 2007 relating to the Company’s processes for: 1) assessing risks arising from changes in internal control over financial reporting; 2) the timely assessment of the impact of significant contracts and accounting practices not in accordance with generally accepted accounting principles; and in the policies and procedures relating to 3) the accounting for inventory and cost of sales in China, 4) sales of product to distributors, 5) stock based compensation, and 6) sales returns, warranties, and inventory valuation.  As previously reported herein above, KPMG’s report, dated September 15, 2008, on Anaren's internal control over financial reporting as of June 30, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended June 30, 2008 and 2007 and during the subsequent interim period through December 5, 2008: (i) there were no disagreements between Anaren and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports on Anaren’s consolidated financial statements for such years, and (ii) except for the material weaknesses in internal control over financial reporting disclosed above and as more fully described in Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of this Current Report on Form 8-K and requested KPMG to furnish Anaren with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the statements contained therein. The Company received the requested letter from KPMG dated December 10, 2008 and a copy of KPMG’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1           Letter from KPMG LLP, dated December 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: December 10, 2008

ANAREN, INC.

By:	/s/ Lawrence A. Sala
Name:	Lawrence A. Sala
Title:	President and Chief Executive Officer
(Principal Executive Officer)